Exhibit (16)

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Capital Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, Joseph R. Fleming, John V. O'Hanlon, Robert W. Helm. Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of each of Fidelity Advisor Series I: Fidelity Advisor Strategic Growth Fund, Fidelity Beacon Street Trust: Fidelity Tax Managed Stock Fund, Fidelity Devonshire Trust: Fidelity Large Cap Growth Fund, and Fidelity Mt. Vernon Street Trust: Fidelity 130/30 Large Cap Growth Fund into Fidelity Stock Selector All Cap Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 1, 2012.

WITNESS our hands on this first day of December 2012.

/s/James C. Curvey	/s/Robert W. Selander
James C. Curvey	Robert W. Selander
/s/Dennis J. Dirks	/s/Cornelia M. Small
Dennis J. Dirks	Cornelia M. Small
/s/Alan J. Lacy	/s/William S. Stavropoulos
Alan J. Lacy	William S. Stavropoulos
/s/Ned C. Lautenbach	/s/David M. Thomas
Ned C. Lautenbach	David M. Thomas
/s/Joseph Mauriello	/s/Michael E. Wiley
Joseph Mauriello	Michael E. Wiley
/s/Ronald P. O'Hanley
Ronald P. O'Hanley